UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 25, 2007

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 25, 2007, SemGroup Energy Partners, L.P. (the “Partnership”) issued a press release announcing that on November 14, 2007 it will pay a prorated quarterly distribution of $0.24 per unit, or $1.25 per unit on an annualized basis, to its common and subordinated unitholders of record as of the close of business on November 1, 2007. This is the first distribution declared by the Partnership and corresponds to the minimum quarterly distribution of $0.3125 per unit, pro rated for the partial quarter following the closing of the Partnership’s initial public offering on July 23, 2007. In addition, the Partnership announced that it intends to hold a conference call to discuss its third quarter 2007 financial results on Wednesday, November 14, 2007 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). A copy of the press release is furnished as an exhibit to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press release dated October 25, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

	By:	SemGroup Energy Partners G.P., L.L.C.
its General Partner

Date: October 25, 2007	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press release dated October 25, 2007.